UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 5, 2007

SourceForge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, CA 94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Agreements with Google, Inc.

Effective December 1, 2007, SourceForge, Inc. (the “Company”) entered into amendments (the “Amendments”) to its agreements with Google, Inc. (“Google”) relating to the display of Google AdSense for Search (“AFS”) and AdSense for Content (“AFC”) contextually-relevant advertising solutions on the Company’s media web sites. Among other things, the Amendments extended the term of the AFS and AFC relationships by two years, with such term now ending on November 30, 2009.

Jonathan Sobel Indemnification Agreement

On December 5, 2007, Company’s Board of Directors (“Board”) approved entry into an indemnification agreement between the Company and Jonathan Sobel, following his appointment as Group President of Media, effective October 29, 2007. The terms of the indemnification agreement are substantially similar to the form of indemnification agreement that the Company previously entered into with certain of its officers and directors. The Company’s form of indemnification agreement was filed as Exhibit 10.1 to its Registration Statement on Form S-1, as amended (SEC File No.: 333-88687), and is incorporated herein by reference.

Grant of Restricted Stock Purchase Rights

As previously announced in the Company’s Current Report on Form 8-K filed September 11, 2007 (SEC Film No.: 071111183), on September 5, 2007, the Board approved an updated policy for independent, non-employee Board member compensation based on recommendations from the Company’s Compensation Committee. The updated policy provides that each non-employee Board member will receive a grant of restricted stock at each annual stockholder meeting, provided that such non-employee director served in such capacity for at least six consecutive months prior to the date of grant. Each grant will give such director the right to purchase 10,000 shares of the Company’s common stock at a purchase price per share equal to the par value of the Company’s common stock ($.001).

On December 5, 2007, after the Company’s 2007 annual stockholder meeting, the Board approved grants of restricted stock purchase rights, granting the right to purchase shares of the Company’s common stock on January 2, 2008 at a purchase price per share equal to the par value of the Company’s common stock ($.001) to the following Company directors in the following amounts:

Restricted Stock Purchase Rights with Time based Vesting(1)
Andrew Anker	10,000
Ram Gupta	10,000
Scott E. Howe	10,000
Robert M. Neumeister, Jr	10,000
Carl Redfield	10,000
David B. Wright	10,000

(1)
Restricted stock purchase rights granted will vest as follows: fifty percent (50%) immediately at the time of grant; and the remaining 50% on the one (1) year anniversary of the grant date, subject to the grantee continuing to serve as a Service Provider (as defined in the Company’s 2007 Equity Incentive Plan) to the Company on each such date.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of 2007 Equity Incentive Plan

In October 2007, the Board adopted, subject to stockholder approval, the Company’s 2007 Equity Incentive Plan (the “2007 EIP”). At the Annual Meeting of Stockholders of the Company held on December 5, 2007 (“2007 Annual Meeting”), the Company’s stockholders approved the 2007 EIP, effective as of the Board’s adoption, for a term of ten years. The maximum aggregate number of shares of the Company’s common stock (“Shares”) that may be awarded and sold under the Plan is 5,250,000 Shares plus (i) any Shares subject to stock options or similar awards granted under the Company’s 1998 Stock Plan (the “1998 Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1998 Plan that are forfeited to or repurchased by the Company, (ii) any Shares subject to stock options or similar awards granted under the Company 1999 Director Option Plan (“1999 Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1999 Plan that are forfeited to or repurchased by the Company. The 2007 EIP permits the grant of restricted stock units, stock appreciation rights, performance units, performance shares and other stock or cash awards (collectively, “Awards”. Those who will be eligible for Awards under the 2007 EIP include employees and consultants of the Company and its parent or subsidiaries and members the Company’s Board. The 2007 EIP provides that it shall be administered by the Board or a committee appointed by the Board (in either case, the “Administrator”). Subject to the terms of the 2007 EIP, the Administrator has the sole discretion to select the employees, directors and consultants who will receive Awards, to determine the terms and conditions of Awards, to interpret the provisions of the 2007 EIP and outstanding Awards, and to make other determinations deemed necessary or advisable for administering the 2007 EIP.

The principle features of the 2007 EIP are summarized in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 1, 2007 in connection with the 2007 Annual Meeting. The foregoing description of the 2007 EIP contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the 2007 EIP, which is filed hereto as Exhibit 10.1.

Item 8.01	Other Events

Appointment of New Chairman of the Board

On December 5, 2007, Ram Gupta agreed to step down from his position as non-executive Chairman of the Board. The Board subsequently appointed Robert M. Neumeister, Jr., a member of the Audit Committee of the Board, to the position of non-executive Chairman of the Board effective as of December 5, 2007.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	SourceForge, Inc. 2007 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on November 1, 2007 (SEC File No.: 000-28369))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SourceForge, Inc. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President and Chief Financial Officer

Date: December 11, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	SourceForge, Inc. 2007 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on November 1, 2007 (SEC File No.: 000-28369))